          As filed with the Securities and Exchange Commission on August 4, 2000
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                            RSL COMMUNICATIONS, LTD.
             (Exact name of registrant as specified in its charter)


          Bermuda                                                  N/A
(State or other jurisdiction of                              (I.R.S Employer
Incorporation or organization)                            Identification Number)


                         Clarendon House, Church Street
                             Hamilton HM CX, Bermuda
                    (Address of principal executive offices)

                               -------------------

                            RSL Communications, Ltd.
                          Employee Stock Purchase Plan
                            (Full title of the plan)

                               -------------------

Avery S. Fischer, Esq.                               Copy to:
Vice President of Legal                              Robert L. Kohl, Esq.
  Affairs and General Counsel                        Rosenman & Colin LLP
810 Seventh Avenue                                   575 Madison Avenue
New York, New York 10019                             New York, New York 10022
(212) 445-7400                                       (212) 940-8800
(Name, address and telephone
number of agent for service)

                               -------------------

                                             [front page continued on next page]

[front page continued]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of securities to                              Proposed maximum          Proposed maximum aggregate    Amount of
be registered                  Amount to be         offering price per        offering price*               registration fee
                               registered           share*
================================================================================================================================
Class A Common Shares
  par value $0.00457
  per share......              4,000,000            $ 4.8125                    $ 19,250,000                 $ 5,082
================================================================================================================================

* Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the Class A common shares as quoted on The NASDAQ Stock Market's National Market System on August 3, 2000. There are also registered such indeterminate number of additional shares as may become available for sale pursuant to anti-dilution provisions of such plan and the options thereunder.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

-----------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         RSL Communications, Ltd. (the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Registrant with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

                  (a) Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999, filed on April 4, 2000;

                  (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000;

                  (c)      Current Report on Form 8-K, filed on April 18, 2000;

                  (d)      Current Report on Form 8-K, filed on May 12, 2000;

                  (e)      Current Report on Form 8-K, filed on June 8, 2000;

                  (f)      Current Report on Form 8-K, filed on July 17, 2000;

                  (g)      Current Report on Form 8-K, filed on July 24, 2000;

                  (h)      Current Report on Form 8-K, filed on August 3, 2000;
                           and

                  (i) The information in respect of the Registrant's Class A common shares under the caption "Description of Capital Stock" contained in the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-46125) filed on May 5, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Bermuda law and the Registrant's Memorandum of Association and bye-laws, the directors, secretary and other officers for the time being of the Registrant and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Registrant and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

ITEM 8. EXHIBITS

  Exhibit No.     Description
  -----------     -----------

         4.1 Certificate of Incorporation of RSL Communications, Ltd., issued by the Bermuda Registrar of Companies on March 14, 1996 (incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-25749))

         4.2 Memorandum of Association of RSL Communications Ltd., filed with the Bermuda Registrar of Companies on March 14, 1996 (incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-25749))

         4.3 Bye-Laws of RSL Communications, Ltd., as amended (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

         4.4 Certificate of Designation relating to 7 1/2% Series A Convertible Preferred Shares (incorporated by reference to the Registrant's Registration Statement on Form S-3 (Registration No. 333-35864))

         4.5 RSL Communications, Ltd. Employee Stock Purchase Plan (incorporated by reference to the Registrant's Definitive Proxy Statement filed with the Commission on April 28, 2000)

         4.6 Form of Class A Common Share (incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-34281))

  Exhibit No.     Description
  -----------     -----------

         5        Opinion of Conyers, Dill & Pearman (filed herewith)

         23.1     Consent of Deloitte & Touche LLP (filed herewith)

         23.2 Consent of Conyers, Dill & Pearman (filed herewith and included in Exhibit 5)

         24       Power of Attorney (included on page II-5)

ITEM 9. UNDERTAKINGS

         The undersigned Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of August, 2000.

                                        RSL COMMUNICATIONS, LTD.


                                        By         /s/ Itzhak Fisher
                                           -------------------------------------
                                                       Itzhak Fisher
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Itzhak Fisher, Donald Shassian and Avery
S. Fischer and each or either of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     Signature                                                  Title                           Date
                     ---------                                                  -----                           ----

/s/ Ronald S. Lauder                                       Chairman of the Board; Director                      August 3, 2000
--------------------------------------------
Ronald S. Lauder

/s/ Itzhak Fisher                                          President; Chief Executive Officer; Director         August 3, 2000
--------------------------------------------               (Principal Executive Officer)
Itzhak Fisher

/s/ Donald Shassian                                        Chief Operating Officer; Executive Vice              August 3, 2000
--------------------------------------------               President, and Treasurer
Donald Shassian

/s/ Steven F. Schiffman                                    Chief Financial Officer (Principal Financial         August 3, 2000
--------------------------------------------               Officer)
Steven F. Schiffman

/s/ Joel Beckoff                                           Global Controller (Controller and Principal          August 3, 2000
--------------------------------------------               Accounting Officer)
Joel Beckoff

/s/ Gustavo Cisneros                                       Director                                             August 3, 2000
--------------------------------------------
Gustavo Cisneros

/s/ Fred H. Langhammer                                     Director                                             August 3, 2000
--------------------------------------------
Fred H. Langhammer

/s/ Leonard A. Lauder                                      Director                                             August 3, 2000
--------------------------------------------
Leonard A. Lauder

/s/ Jacob Z. Schuster                                      Director                                             August 3, 2000
--------------------------------------------
Jacob Z. Schuster

/s/ Eugene Sekulow                                         Director                                             August 3, 2000
--------------------------------------------
Eugene Sekulow

/s/ Nicolas G. Trollope                                    Director                                             August 3, 2000
--------------------------------------------
Nicolas G. Trollope